Exhibit 2.1.1

FIRST AMENDMENT TO

AGREEMENT AND PLAN OF REORGANIZATION,

dated as of August 12, 2020, between

BLUE RIDGE BANKSHARES, INC.

and

BAY BANKS OF VIRGINIA, INC.

November 6, 2020

FIRST AMENDMENT TO AGREEMENT AND PLAN OF REORGANIZATION

THIS FIRST AMENDMENT (this “Amendment”) to the Agreement and Plan of Reorganization, dated as of August 12, 2020 (the “Agreement”), is made and entered into as of November 6, 2020, between BLUE RIDGE BANKSHARES, INC., a Virginia corporation (“BRBS”), and BAY BANKS OF VIRGINIA, INC., a Virginia corporation (“BAYK”). Capitalized terms not defined in this Amendment have the respective meanings given to them in the Agreement.

WHEREAS, BRBS and BAYK are parties to the Agreement;

WHEREAS, pursuant to Section 8.3 of the Agreement, the Agreement may be amended or supplemented by a written instrument duly executed by the parties thereto at any time, whether before or after the date of the BRBS Shareholders Meeting or the BAYK Shareholders Meeting, except statutory requirements and requisite approvals of shareholders and Regulatory Approvals;

WHEREAS, the Boards of Directors of BRBS and BAYK have approved the Amendment and deem the Amendment advisable and in the best interests of their respective shareholders; and

WHEREAS, the Boards of Directors of BRBS and BAYK have each determined that the Amendment is consistent with, and will further, their respective business strategies and goals.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, and intending to be legally bound hereby, the parties agree as follows:

1. Amendments.

1.1. The Agreement is hereby amended by deleting Section 1.4(a) and Section 1.4(b) of the Agreement in their entirety and inserting the following in lieu thereof:

“(a) Prior to the Effective Time, BRBS shall take all actions necessary to adopt the amendments to the Bylaws of BRBS substantially in the form set forth in Exhibit 1.4(a), effective as of the Effective Time. On or prior to the Effective Time, the Board of Directors of BRBS shall cause the number of directors that will comprise the full Board of Directors of the Continuing Corporation at the Effective Time to be fixed at such number, not to exceed fifteen (15), consisting of (i) eight (8) current BRBS directors to be designated by BRBS (after consultation with BAYK) prior to the Effective Time, including each of the current Chairman of the Board of Directors (who shall be the Chairman of the Board of Directors of the Continuing Corporation at the Effective Time) and current Chief Executive Officer of BRBS (the “BRBS Directors”), and (ii) seven (7) current BAYK directors to be designated by BAYK (after consultation with BRBS) prior to the Effective Time, including each of the current Chairman of the Board of Directors and current Chief Executive Officer of BAYK (the “BAYK Directors”). No other directors of BRBS or BAYK shall be designated to serve on the Board of Directors of the

Continuing Corporation at the Effective Time. The BRBS Directors and the BAYK Directors will be split as equally as possible among the three (3) classes of directors to serve staggered terms; provided, however, that the current Chief Executive Officer of BAYK shall be designated to serve in the class of directors for a term expiring in 2024. Subject to compliance by the Board of Directors of the Continuing Corporation with its fiduciary duties (including compliance with the Continuing Corporation’s Organizational Documents (as defined herein) and corporate governance guidelines), the Continuing Corporation shall nominate and recommend each BAYK Director for reelection to the Board of Directors of the Continuing Corporation at the first annual meeting of the shareholders of the Continuing Corporation following the Effective Time, and the Continuing Corporation’s proxy materials with respect to such annual meeting shall include the recommendation of the Board of Directors of the Continuing Corporation that its shareholders vote to reelect each BAYK Director to the same extent as recommendations are made with respect to other directors on the Board of Directors of the Continuing Corporation.

(b) Prior to the Subsidiary Merger Effective Time, Blue Ridge Bank shall take all actions necessary to adopt the amendments to the Bylaws of Blue Ridge Bank substantially in the form set forth in Exhibit 1.4(b), effective as of the Subsidiary Merger Effective Time. On or prior to the Subsidiary Merger Effective Time, BRBS, as the sole shareholder of Blue Ridge Bank, and the Blue Ridge Bank Board of Directors shall cause the number of directors that will comprise the full Board of Directors of the Continuing Bank at the Subsidiary Merger Effective Time to be fixed at such number, not to exceed fifteen (15), consisting of the BRBS Directors and the BAYK Directors. No other directors of BRBS or BAYK shall be designated to serve on the Board of Directors of the Continuing Bank at the Subsidiary Merger Effective Time. Provided that each BAYK Director continues to be eligible to serve as a director of BRBS, and subject to compliance by the Board of Directors of the Continuing Bank with its fiduciary duties (including compliance with the Continuing Bank’s Organizational Documents and corporate governance guidelines) the Continuing Bank shall nominate each BAYK Director for reelection to the Board of Directors of the Continuing Bank at the first annual meeting of the sole shareholder of the Continuing Bank following the Subsidiary Merger Effective Time.”

1.2. The Agreement is hereby amended by deleting Section 13(a) of Exhibit 1.4(a) to the Agreement in its entirety and inserting the following in lieu thereof:

“(a) Effective as of the Effective Time (as defined herein), and notwithstanding any other provision of these Bylaws that may be to the contrary, the Board of Directors of the Corporation shall be comprised of 15 Directors, of which eight shall be members of the Board of Directors of the Corporation prior to the Effective Time (each a “BRBS Director” and collectively the “BRBS Directors”), and seven shall be members of the Board of Directors of Bay Banks of Virginia, Inc. (“BAYK”) prior to the Effective Time (each a “BAYK Director” and collectively the “BAYK Directors”). The BRBS Directors and the BAYK Directors shall be apportioned among the three classes of the Board of Directors of the Corporation in a manner as nearly equal as possible; provided, however, that the Chief Executive Officer of BAYK immediately preceding the Effective Time shall be designated to serve in the class of directors for a term expiring in 2024. For the purposes of these Bylaws, the term “Effective Time” shall have the same meaning as defined in the Agreement and Plan of Reorganization, dated as of August 12, 2020, between the Corporation and BAYK, as the same may be amended from time to time.”

1.3. The Agreement is hereby amended by deleting Section 2.12(a) of Exhibit 1.4(b) to the Agreement in its entirety and inserting the following in lieu thereof:

“(a) Effective as of the Effective Time (as defined herein), and notwithstanding any other provision of these Bylaws that may be to the contrary, the Board of Directors of the Corporation shall be comprised of 15 Directors, of which eight shall be members of the Board of Directors of the Corporation prior to the Effective Time (each a “BRBS Director” and collectively the “BRBS Directors”), and seven shall be members of the Board of Directors of Bay Banks of Virginia, Inc. (“BAYK”) prior to the Effective Time (each a “BAYK Director” and collectively the “BAYK Directors”). The BRBS Directors and the BAYK Directors shall be apportioned among the three classes of the Board of Directors of the Corporation in a manner as nearly equal as possible; provided, however, that the Chief Executive Officer of BAYK immediately preceding the Effective Time shall be designated to serve in the class of directors for a term expiring in 2024. For the purposes of these Bylaws, the term “Effective Time” shall have the same meaning as defined in the the Agreement and Plan of Reorganization, dated as of August 12, 2020, between the Corporation and BAYK, as the same may be amended from time to time.”

1.4. Except as specifically amended hereby, the Agreement shall remain in full force and effect. As used in the Agreement, the terms: this “Agreement,” “herein,” “hereunder,” “hereof” and words of similar import shall refer to the Agreement as amended by this Amendment.

2. Entire Agreement.

The Agreement (including the exhibits thereto and the Disclosure Letters of each party), as amended by this Amendment, and the Confidentiality Agreements contain the entire agreement between BRBS and BAYK with respect to the Merger and the related transactions and supersedes all prior arrangements or understandings with respect thereto.

3. Counterparts; Facsimile Signature.

This Amendment may be executed in any number of counterparts, each of which shall be an original, but such counterparts together shall constitute one and the same agreement. This Amendment may be executed by facsimile signature or other electronic transmission signature and such signature shall constitute an original for all purposes.

4. Governing Law.

This Amendment shall be governed by, and construed in accordance with, the laws of the Commonwealth of Virginia without regard to the conflict of law principles thereof. The parties hereby consent and submit to the exclusive jurisdiction and venue of any state or federal court located in the Commonwealth of Virginia.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in counterparts by their duly authorized officers and their corporate seals to be affixed hereto, all as of the date first written above.

BLUE RIDGE BANKSHARES, INC.

By:	/s/ Brian K. Plum
Brian K. Plum
President and Chief Executive Officer

BAY BANKS OF VIRGINIA, INC.

By:	/s/ Randal R. Greene
Randal R. Greene
President and Chief Executive Officer

[Signature Page to the First Amendment to the Agreement and Plan of Reorganization]